UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

Warrant Exercise Price Reduction

As previously reported, on July 23, 2019, Jaguar Health, Inc. (the “Company”) consummated a registered public offering of (i) 2,886,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 10,787 shares of Series B Convertible Preferred Stock, par value $0.0001 per share, (iii) warrants to purchase up to 8,280,000 shares of Common Stock that expire on the earlier of (A) five (5) years from the date of issuance and (B) 30 calendar days following the public announcement of Positive Interim Results (as defined in Registration Statement on Form S-1 (File No. 333-231399) and an additional registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, together, the “Registration Statement”) related to the diarrhea results from the HALT-D investigator initiated trial if and only if in those 30 calendar days (x) the volume weighted average price of Common Stock (“VWAP”) exceeds 115% of the exercise price of such warrant for any 20 consecutive trading days (the “Measurement Period”) and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (the “Series 1 Warrants”), and (iv) warrants to purchase up to 8,280,000 shares of Common Stock that expire on the first date on the earlier of (A) 5 years from the date of issuance and (B) 30 calendar days following the public announcement by the Company that a pivotal phase 3 clinical trial using crofelemer (Mytesi, or the same or similar product with a different name) for the treatment of cancer therapy related diarrhea in humans has met its primary endpoint in accordance with the protocol if and only if in those 30 calendar days (x) the VWAP exceeds 150% of the exercise price of such warrant for the Measurement Period after such public announcement and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (the “Series 2 Warrants”, and together with the Series 1 Warrants, the “Original Warrants”).

As previously reported, on September 24, 2019, the Company reduced the exercise price of all the Series 1 Warrants outstanding from $2.00 per share to $1.40 per share by notifying American Stock Transfer & Trust Company, LLC (“AST”) pursuant to the terms of the Warrant Agency Agreement, dated as of May 6, 2019, by and between the Company and AST (the “Warrant Agency Agreement”).

On May 22, 2020, the Company reduced the exercise price of (i) all the Series 1 Warrants outstanding from $1.40 per share to $0.49 per share, (ii) all the Series 2 Warrants outstanding from $2.00 per share to $0.49 per share, and (iii) all the warrants to purchase Common Stock previously issued in private placements by the Company in March through June of 2019 (the “Bridge Warrants”) outstanding from $2.00 per share to $0.49 per share. The reduction in exercise price of the Series 1 Warrants and Series 2 Warrants went into effect by notifying AST pursuant to the terms of the Warrant Agency Agreement, and the reduction in the exercise price of the Bridge Warrants went into effect by notifying the holders of the Bridge Warrants.

The issuance of the Original Warrants to the public and the issuance of the Common Stock upon exercise thereof have been registered on the Registration Statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the reduction of the exercise prices for the Original Warrants will be filed with the SEC.

The offer and sale of shares of Common Stock underlying the Bridge Warrants has been registered on the Company’s registration statement on Form S-1 (File No. 333-233989), which was previously filed and declared effective by the SEC.

The full text of the notices of reduction in the exercise prices of the Series 1 Warrants and the Series 2 Warrants and the form of notice of reduction of the Bridge Warrants are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Warrant Exercise Inducement Letters and Issuance of Series 3 Warrants

On May 22, 2020, the Company entered into warrant exercise inducement offer letters (“Inducement Letters”) with certain holders of Series 1 Warrants, Series 2 Warrants, and Bridge Warrants (collectively, the “Exercising Holders”) pursuant to which such holders agreed to exercise for cash Series 1 Warrants to purchase 4,572,040 shares of Common Stock, Series 2 Warrants to purchase 4,005,062 shares of Common Stock, and Bridge Warrants to purchase 93,750 shares of Common Stock in exchange for the Company’s agreement to issue new Series 3 warrants to purchase up to 8,670,852 shares of Common Stock (the “Series 3 Warrants”) to such holders as an inducement for the exercise of the Series 1 Warrants, Series 2 Warrants and Bridge Warrants by such holders (the “Warrant Exercise Transaction”) . The Company expects to receive aggregate gross proceeds of approximately $ 4.25 million from the exercise of the Original Warrants and the Bridge Warrants by such holders.

The Series 3 Warrants will have an exercise price of $0.53 per share and will be exercisable beginning the earlier of (i) six months from the issuance date and (ii) receipt of the requisite Stockholder Approval (defined hereafter) and ending five years thereafter. The Series 3 Warrants will have a cashless exercise feature wherein, following the requisite Stockholder Approval, each such Series 3 Warrant will be exercisable into 1.0 share of Common Stock for no consideration (the “Alternate Cashless Exercise”). The Company is required to hold a special meeting of stockholders to seek approval of the Alternate Cashless Exercise (“Stockholder Approval”) no later than 60 calendar days following May 22, 2020 and call a meeting every 90 days thereafter to the extent Stockholder Approval is not obtained, which requirement will continue until the earlier of the date that Stockholder Approval is obtained or the Series 3 Warrants are no longer outstanding. The Company also agreed to file a registration statement covering the resale of the shares of Common Stock issued or issuable upon the exercise of the Series 3 Warrants no later than 30 days following the date of the Inducement Letters. Each of the Exercising Holders has a right to purchase its pro rata portion of new shares of Common Stock and other securities offered by the Company in subsequent financings, subject to limited exceptions related to non-capital raising circumstances, which right terminates on the earlier of the first anniversary of the date of the Inducement Letters and the consummation of a transaction resulting in a change of control of the Company.

The foregoing description of the Inducement Letters and form of Series 3 Warrant does not purport to be complete and is qualified in its entirety by reference to the Series 3 Warrant and forms of Inducement Letters, copies of which are filed herewith as Exhibit 4.1, 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. For further discussion of the terms of the Original Warrants and the Bridge Warrants, see the Company’s Current Reports on Form 8-K, filed with the SEC on March 22, 2019 and July 23, 2019, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Series 3 Warrants were issued in reliance upon an exemption from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 3.03	Material Modification of Rights of Security Holders

The disclosure set forth under Item 1.01 is incorporated herein by reference into this Item 3.03 in its entirety.

Item 8.01   Other Events.

On May 22, 2020, the Company issued a press release announcing the Warrant Exercise Transaction. A copy of the press release is furnished as Exhibit 99.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

4.1	Form of Series 3 Warrant
10.1	Form of Inducement Letter for Original Warrants
10.2	Form of Inducement Letter for Bridge Warrants
99.1	Notice of Reduction in Exercise Price of Series 1 Warrants
99.2	Notice of Reduction in Exercise Price of Series 2 Warrants
99.3	Form of Notice of Reduction in Exercise Price of Bridge Warrants
99.4	Press Release, dated May 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: May 22, 2020	By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer & President

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